SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2017, root9B Holdings, Inc., a Delaware corporation (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), informing the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 with the Securities and Exchange Commission. The Nasdaq letter provides that the Company has until October 16, 2017 to submit a plan to regain compliance. On August 17, 2017, the Company received a separate notification letter from Nasdaq that it is not in compliance with the independent director and audit committee requirements set forth in Nasdaq Listing Rule 5605. The Nasdaq letter provides that the Company is given a grace period until the earlier of the Company’s next annual meeting of stockholders or August 7, 2018, to regain compliance with the rules. There can be no assurance the Company will be able to regain compliance with Nasdaq’s rules.

Item 8.01    Other Events.

As previously disclosed, the Company received a notice of default from its secured creditors demanding the immediate repayment of its outstanding secured indebtedness. On August 16, 2017, as a result of the Company’s inability to meet such demands, the Company received a foreclosure notice from Centriole Reinsurance Company, Ltd., as agent for the Company’s secured creditors (the “Agent”), that, to satisfy the Company’s outstanding secured indebtedness, it intends to sell substantially all of the assets of the Company at an auction to conclude on August 31, 2017 (the “Sale Date”). Bidders must qualify with the Agent on or before the Sale Date by providing its name, address, phone number, and a $50,000 deposit. The Agent may require bidders to (a) submit a financing commitment or other satisfactory evidence of the bidder’s ability to complete the purchase of the Collateral or (b) sign a bidding agreement. All bids submitted at the auction must be submitted in person and are to be considered final. In the event the auction concludes with the sale of substantially all of the Company’s assets, the value of the Company’s securities would decline dramatically or become worthless.

A copy of the notice from the Agent is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Agent is acting pursuant to the Security Agreement, dated September 9, 2016, by and among the Company and its secured creditors, a copy of which is deemed to be filed with this Current Report on Form 8-K as Exhibit 10.1.

The Company is continuing to work with the secured creditors and other potential investors to raise capital before the auction concludes on August 31, 2017. However, there can be no assurance that the Company will be successful in its efforts.

On August 18, the Company issued a press release announcing the Nasdaq letter and the foreclosure notice. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements that reflect management’s current views with respect to certain future events and the Company’s prospects, operations, performance and financial condition. Such forward-looking statements speak only as of the date of this Report and the Company will not be required to amend or update such statements at any time in the future. Forward-looking statements include, but are not limited to: the continued foreclosure proceedings on the Company’s assets, the results of any sale of the Company’s assets by the Company’s secured creditors at an auction, the Company’s ability to obtain waivers of events of default from its lenders; the availability of strategic investors or buyers for the remaining assets of the Company’s discontinued operations; and the results of any potential restructuring activities. For all forward-looking statements, the Company claims the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond the Company’s control and some of which might not even be anticipated. Future events and actual results could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, successful execution of the Company’s business plan, adequacy of capital resources, and the Company’s ability to comply with, or obtain waivers with respect to non-compliance with, the terms of its indebtedness. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 17, 2017.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017

ROOT9B HOLDINGS, INC.

By:	/s/ William Hoke
Name: William Hoke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Security Agreement, dated September 9, 2016, by and among the Registrant and the Secured Parties (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Registrant filed with the Commission on September 12, 2016).

99.1*	Notification of Disposition of Collateral, dated August 16, 2017.
99.2*	Press Release dated August 18, 2017.

* Filed herewith.

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